SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2010

LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive
San Diego, CA 92111
(Address of Principal Executive Offices)
____________________

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 2, 2010, Cricket Communications, Inc. (“Cricket”), the wholly-owned operating subsidiary of Leap Wireless International, Inc. (“Leap”), entered into a private label services agreement (the “Services Agreement”) with Sprint Spectrum L.P. (“Sprint”).  Pursuant to the agreement, Cricket is entitled to purchase and resell prepaid wireless services from Sprint.

The initial term of the Services Agreement is until December 31, 2015, and the agreement renews for successive one-year periods unless either party provides 180-day advance notice to the other. Under the agreement, Cricket will pay Sprint a specified amount per month for each subscriber activated on Sprint’s network, subject to periodic market-based adjustments.  Cricket has agreed to provide Sprint with a minimum of $300 million of aggregate revenues over the initial five-year term of the agreement (against which Cricket can credit up to $100 million of service revenue under other existing commercial arrangements between the companies), with a minimum of $25 million of revenue to be provided in 2011, a minimum of $75 million of revenue to be provided in each of 2012, 2013 and 2014, and a minimum of $50 million of revenue to be provided in 2015.  Any revenues provided by Cricket in a given year above the minimum revenue commitment for that particular year will be credited to the next succeeding year.

In the event Leap is involved in a change-of-control transaction with another facilities-based wireless carrier with annual revenues of at least $500 million in the fiscal year preceding the date of the change of control agreement (other than MetroPCS Communications, Inc.), either Sprint or Cricket (or its successor in interest) may terminate the agreement within 60 days following the closing of such a transaction.  In connection with any such termination, Cricket (or its successor in interest) would be required to pay to Sprint a specified percentage of the remaining aggregate minimum revenue commitment, with the percentage to be paid depending on the year in which the change of control agreement was entered into, beginning at 40% for any such agreement entered into in or before 2011, 30% for any such agreement entered into in 2012, 20% for any such agreement entered into in 2013 and 10% for any such agreement entered into in 2014 or 2015.

In the event that Leap is involved in a change-of-control transaction with MetroPCS Communications, Inc. during the term of the Services Agreement, then the agreement would continue in full force and effect, subject to certain revisions, including, without limitation, an increase to the total minimum revenue commitment to $350 million, taking into account any revenue contributed by Cricket prior to the date thereof.

In the event Sprint is involved in a change-of-control transaction, the agreement would bind Sprint’s successor-in-interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date:	August 3, 2010	By	/s/ Robert J. Irving, Jr.
			Name:	Robert J. Irving, Jr.
			Title:	Senior Vice President and General Counsel